Exhibit 99.1

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

 News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Joel Cunningham, Media Relations
(630) 218-7364	(630) 218-8000 x4897
benchelt@inlandrealestate.com	cunningham@inlandgroup.com

Inland Real Estate Corporation

Prices Public Offering of 8.125% Series A

Cumulative Redeemable Preferred Stock

OAK BROOK, Ill. (February 28, 2012) — Inland Real Estate Corporation (NYSE: IRC) today announced that it has priced an underwritten public offering of 2,400,000 shares of its 8.125% Series A Cumulative Redeemable Preferred Stock (Series A Preferred Stock) at a public offering price of $25.3906 per share, equal to an effective yield of 8%, and for net proceeds of approximately $59.0 million, after deducting the underwriting discount but before expenses. This offering is a re-opening of the Company’s original issuance of Series A Preferred Stock, which closed on October 6, 2011.

The Company intends to use the net proceeds of the offering to purchase additional properties to be owned by the Company or one or more of its joint ventures and for general corporate purposes, including the repayment of indebtedness outstanding on the Company’s line of credit, as described under “Use of Proceeds” in the prospectus supplement for the offering.

The offering, which is subject to customary closing conditions, is expected to close on March 2, 2012.

The Series A Preferred Stock currently outstanding is listed on the New York Stock Exchange under the symbol “IRCPrA,” and the additional shares being offered are expected to be listed under the same symbol, will have the same CUSIP number as the currently outstanding shares of Series A Preferred Stock, and will trade interchangeably with the currently outstanding shares of Series A Preferred Stock immediately upon settlement.

Wells Fargo Securities is acting as the sole book-running manager for the offering. BofA Merrill Lynch is acting as senior co-manager, KeyBanc Capital Markets Inc. is acting as co-manager and Deutsche Bank Securities Inc. and Macquarie Captial (USA) Inc. are acting as junior co-managers for the offering.

The offering is being made solely by means of a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission. Copies of the prospectus supplement and the accompanying prospectus may be obtained for free at the Securities and Exchange Commission’s website at http://www.sec.gov or by calling Wells Fargo Securities toll-free at 1-800-326-5897.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of December 31, 2011, the Company owned interests in 146 investment properties, including 38 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 14 million square feet.  Additional information on Inland Real Estate Corporation is available at http://www.inlandrealestate.com.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management’s intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the risks listed and described under ‘‘Risk Factors’’ beginning on page S-9 of the prospectus supplement and under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2012 as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.